UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2024

Teucrium Commodity Trust
(Exact name of registrant as specified in its charter)

Delaware	001-34765	61-1604335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Main Street, Suite 215 Burlington, VT 05401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (802) 540-0019

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events

The Registrant, Teucrium Commodity Trust (the “Trust”), is a commodity pool that issues shares that may be purchased and sold on the NYSE Arca. The Trust was formed and is managed and controlled by Teucrium Trading, LLC (“Teucrium Trading”), a limited liability company formed in Delaware on July 28, 2009. Teucrium Trading is registered as a commodity pool operator and a commodity trading adviser with the Commodity Futures Trading Commission and is a member of the National Futures Association.

A settlement agreement (“Agreement”), by and among Teucrium Trading, Salvatore Gilbertie, Carl Miller III, Cory Mullen-Rusin, Steve Kahler, and Dale and Barbara Riker, was entered into as of April 26, 2024 and became effective on May 10, 2024. The Agreement resolves all of the claims raised in the actions captioned Dale Riker v. Sal Gilbertie et al., C.A. 656794/2020 (N.Y. Supreme Court), Sal Gilbertie, et. al. v. Dale Riker, et al., C.A. 2020-1018-LWW (Del. Ch.) and Dale Riker, et al. v. Teucrium Trading, LLC, C.A. 2022-1030-LWW (Del. Ch.).

Item 8.01.         Other Events

On May 10, 2024, Van Eck Associates Corporation replaced Dale Riker as a Class A member of the Sponsor. This replacement caused certain changes in the ownership and principals of the Sponsor, as described below:

Ownership or “membership” interests in the Sponsor are owned by persons referred to as “members.” The Sponsor currently has three voting or “Class A” members – Mr. Sal Gilbertie, Mr. Carl N. Miller III, and Van Eck Associates Corporation – and a small number of non-voting or “Class B” members who have provided working capital to the Sponsor. Mr. Gilbertie and Van Eck Associates Corporation each currently owns 45.74% of the Sponsor’s Class A membership interests, while Mr. Miller holds the remainder, which is 8.52%.

Mr. Gilbertie, Steve Kahler (the Sponsor’s Chief Operating Officer), Van Eck Associates Corporation, and Cory Mullen-Rusin (the Sponsor’s Chief Financial Officer) are “principals,” as that term is defined in CFTC Rule 3.1, of the Sponsor and Teucrium Investment Advisors, LLC. These persons are principals due to their positions and/or due to their ownership interests in the Sponsor. GFI Group LLC is a principal under CFTC Rules due to its ownership of certain non-voting securities of the Sponsor and Teucrium Investment Advisors, LLC. NMSIC Classic LLC is a principal under CFTC Rules due to its greater than 10% capital contribution to the Sponsor. The Sponsor is a listed principal of Teucrium Investment Advisors, LLC due to its 100% ownership of the entity.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Sponsor’s expectations regarding its outstanding legal proceedings. All forward-looking statements reflect the Sponsor’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in or implied by these statements, including, among others, risks and uncertainties related to the timing, progression, outcome and costs of these legal proceedings, as well as other risks inherent in all legal proceedings. Given these risks, uncertainties and other important factors, you should not place undue reliance on any forward-looking statements the Sponsor makes. The forward-looking statements in this report represent the Sponsor’s expectations and assumptions only as of the date made, and except as required by law, the Sponsor undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teucrium Commodity Trust
	By:	Teucrium Trading, LLC, its sponsor

Date: May 14, 2024	By:	/s/ Cory Mullen-Rusin
Name: Cory Mullen-Rusin
Title: Chief Financial Officer and Chief Compliance Officer